Exhibit 99.1

Script of Video

THIS PRESENTATION IS NEITHER AN OFFER TO SELL NOR THE SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OF THE COMPANY.

Neither the Company nor any of their respective affiliates, advisors, attorneys or representatives shall have any liability whatsoever (in negligence or otherwise) for any loss howsoever arising from any use of this Presentation or its content or otherwise arising in connection with this Presentation. Information in this Presentation (and any accompanying oral presentation) may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as well as statements regarding plans and objectives, future events, projections or performance that are based on Company management’s current view and assumptions. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Forward looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often characterized by the use of qualifying words such as “expects”, “anticipates”, “believes”, “estimates”, “plans”, “projects”, or other statements concerning opinions or judgments of the Company and its management about future events. Accordingly, actual results could materially differ from a forward looking statement for a variety of reasons, including but not limited to local, regional, national and international economic conditions and events and the impact they may have on the Company and its customers and the market in which they operate. Without limiting the scope of the preceding sentence, the Recipient acknowledges that such forward looking statements and the assumptions underlying them are by nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. The Recipient acknowledges that following the date of this Presentation, the Company does not intend to update or revise, and assumes no responsibility for updating or revising any forward looking statements, whether as a result of new information, future events or otherwise.

Lisa Nichols:	Hi, we're excited to come back to you with another investor report. As you know, I'm Lisa Nichols, CEO of Motivating the Masses.

Scott Ryder:	I'm Scott Ryder, CFO for Motivating the Masses.

Lisa Nichols:	This is our second video that we've sent in the last six months?

Scott Ryder:	Six months.

Lisa Nichols:	Just to give an update on where we are as a company. As you know from the previous video, and if you have not received that video, please send us an email so that we can resend it to you so that you have that information because we gave a lot of context as to what's been happening over the last four or five years. Inside of that video, we explain that once we found out that the gentleman who took us public was not who he represented himself as, and our financials needed to all be reconfirmed, re-audited, redone, we began to navigate a path of stabilizing the company.

Lisa Nichols:	Where most companies of our size, per our legal counsel, said they may not come back and survive from the experience that we had, which was being [de]frauded. We began to anchor down, hunker down and say, "We're going to not only survive, we're going to thrive through this time." Over the last several years we've been working to make sure the company has a life. That the company doesn't go away because of this very unfortunate experience. We've done some things over the last four years and we'd love to explain that to you. We welcome any additional questions, but we'd love to give you some insight on what's happened over the last four years and in the last six months.

Scott Ryder:	In 2015 we hired a new firm to help us clean up the fraud from 2013 and then we learned, unbeknownst to us, that that firm got audited. The new firm that we brought in, they got audited after we had spent a year, 18 months, cleaning up what happened in 2013 and 14.

Lisa Nichols:	And a quarter of a million dollars with them.

Scott Ryder:	Right. They get audited. We had to bring in yet another firm to help us clean up that firm, which was cleaning up the prior firm. Then the cost of bringing our financials current quickly ballooned to over a half a million dollars. We basically said pause, that we believe that the half a million dollars would be better spent helping...

Lisa Nichols:	Stabilize the company, helping to get us to a place where we're not trying to climb out of a hole, we wanted to fill the black hole. By this time we're spending money that will go into our operations or into our business growth strategy. We stopped being able to invest in our business growth strategy. Many of the things that I mentioned to you when I was giving you the opportunity to invest, we stopped being able to invest in those things because we needed to stabilize the company and our monies were going into audits that were not producing the results that we needed, which was book documentation, what our financials really look like.

Scott Ryder:	We spent close to a million and a half being public since we launched and began speaking to you about investing in our company. In that context, we raised 1.7 million dollars.

Lisa Nichols:	Wait, I want you to just say that again. We raised 1.7 million and then through all of these unexpected audits, the unexpected audits of the auditing firms, what should have cost $100,000 is now costing significantly beyond that. Now we've spent, of the 1.7 million raise, we spent 1.5 getting audits and cleaning up audits and in legal bills.

Scott Ryder:	None of that money we were able to reinvest in the company to help grow the business.

Lisa Nichols:	Now, we're at a point in 2015 that we have to be radical. We have to think about the way we're doing business, that doing business as usual under normal situations would be fine, but now it's not. Well, we had to get radical. We had to do a major pivot in our business. We called it the Phoenix Rising plan that we had a choice, either go down or create some new opportunities and that's what we began to focus on. We got radical and as a result of getting radical, some things happened.

Scott Ryder:	Throughout the auditing process and legal challenges that we've experienced, we have been able to maintain growth. As Lisa indicated, where most companies our size would have gone out of business or just simply thrown up her hands and said, "We're spent," we've grown by 55% based on the company's willingness to pivot and modify its operations and product suite to help us navigate through these dark times.

Lisa Nichols:	You know, over the last several years I really understood what does it mean to just focus on CEO Bay strategies. I mean increasing our profit margins. Not just increasing our gross profits, but increasing our net profits, increasing our profit margins, scaling down on our operational costs, really being radical, streamlining the system, simplifying the catalog. I just went to CEO master school. I felt like I had to become a PhD of being a CEO. Who cares how well I speak, who cares about the workshops? All that will take care of itself.

Lisa Nichols:	What I decided was to lean on the skill set as a speaker and trainer that I'd already developed, not focused on that anymore and just focus on becoming the next level CEO to not only save my company, to continue to grow my company in spite of this dark time, and it has been a dark time. It has been a challenging time, but I refuse to believe that my company was going to go away, that it was going to dissolve, that it was going to go bankrupt, that it would close because of the situation

Scott Ryder:	From 2015 to 2019 during these dark times, our sales have grown from three and a half million to $5 million.

Lisa Nichols:	Our operating expenses have declined over $1 million since 2015. We got lean and mean. Hence is why we're shooting this in my living room because one of the things we did was we gave up the office, which took away a $15,000 a month bill and we put the office back in a virtual capacity. Now the studio is my living room.

Scott Ryder:	Our online revenue, our most profitable product increased from $10,000 per year in 2015 to over $700,000 per year in 2019.

Lisa Nichols:	Making up a significant portion of our online revenue is our most popular product that's automated. Speak for ultimate impact and profit. It has generated over $1.5 million in sales since its launch in late 2017 and what makes that so amazing is that that product requires none of my time, none of my attention. That's over there, and we've created what we said we would create. Automated money.

Scott Ryder:	Our most recent speak and write event was one of our most successful events ever.

Lisa Nichols:	I just got to say this. I have to say it, I'm super excited. I was a crazy woman with this event, with scaling down the cost of the event. While we normally produce a really successful event, we normally generate $600, $700,000 in revenue, but it would cost us about $350,000 to do that. A part of that million dollars that have gone down was in our live events. I took away some bells and whistles. I took away some lights and camera and leaned on the quality of our content. Not only did we still deliver a very powerful and impactful event, but we also had a huge one in our revenue.

Scott Ryder:	Over $900,000 in sales, a 36% increase from our event earlier this year.

Lisa Nichols:	In the same year. Our first event this year was 36% less profit than this event. However, on the other side of that, I also spent, and I don't have those numbers exactly, but at least about 30 to 40% less to produce the event, which means the profit was dropping to the bottom line. We're using more of the money that we're making now. Then when you look at our social media stats, super, super exciting. When you look at the Facebook page, the Motivating the Masses, Lisa Nichols Facebook page, it has a 275% growth in the last two years. Now they're all under the name of Lisa Nichols, but they all represent Motivating the Masses. And the Instagram, our Instagram has grown 857% in two years. Our YouTube subscription, YouTube subscription has grown 187.5% growth in the last two years and LinkedIn, LinkedIn has grown 882% in the last two years.

Scott Ryder:	So Lisa.

Lisa Nichols:	Yes?

Scott Ryder:	That triple digit growth on all four platforms.

Lisa Nichols:	It's just amazing, and what I love about it, a lot of it is organic growth. We're not spending tons of money buying ads, buying eyeballs. We're giving great content and what happens is when we have this kind of organic growth, we have loyalty, we have long-term. Our conversion rates increase and more people move from being eyes, to fan, to follower, to student. We did that by streamline.

Lisa Nichols:	I mentioned earlier that we streamlined and we simplified. I am really excited about this part. We've been talking about this for a couple of years. This was turning a big ship because we had such a robust catalog. Let me just give an example. We would have about 12 options on our catalog, which our students wanted to get something. They wanted to jump in class, they just didn't know what class to jump in, so we simplified it. I know you're excited, so tell them.

Scott Ryder:	We're focusing on two pillars, Personal Development and Speakers Development. In 2019 Personal Development has represented approximately 40% of our revenue and Speaker Development, 60%. Within our Personal Development track, it includes Elevate and it culminates in Breakthrough the Retreat. Our year-to-day contribution margins are 90% and 70%, respectively.

Lisa Nichols:	What that means is about five years ago, our platinum level programs like the retreats and the masterminds, our profit margins were as low as 20% and would go no higher than 59%. For us to do a modification to still provide platinum level programs, however, our baseline profit margin sits at about 70 to 80% on average and go as high as 90%, which again is the strategy of having more money come to the bottom line so that we can fill that black hole so that we can pay the auditors and pay the legal fees, and then once that's done, we can pay the business and pay the growth strategy,

Scott Ryder:	Our speaker development track includes Ignite and it culminates with the Speakers Mastermind retreat, and these programs' year to day contribution margins are 90% and 85% respectively.

Lisa Nichols:	That's huge. When we do a program now, many of our programs is just about scale. We really mastered how to manage the costs, so we're running the programs differently. We run the programs based on a book called Profit First. If you haven't read it, I highly recommend it. It literally is a single book that saved and changed the trajectory of this company and so we run all of our programs now on a profit first model. I struggle with that at first because I thought that it compromise my commitment to service. Then I realized my commitment to service can't be compromised. It's solidified. It has been solidified for years. What I needed to do was as a CEO, strategize, how do I stabilize, maintain, and sustain and grow this business.

Lisa Nichols:	Now we're here. The company is stable. We're out of the darkness and I still have work to do. There's still work to be done, but the weight that was on our shoulders a year ago, three years ago, six months ago, it's continuing to be lifted by us doing business in this new model.

Scott Ryder:	Our priority now is to hire a new auditing firm. We are currently interviewing several firms and our goal is to have one on board by February 2020.

Lisa Nichols:	Now, as we do that, we'll go into this next relationship really clear on what we need as a company and we're committed to have the costs not send us back into a tailspin and to continue us on this path. We're comfortable with some of the auditing firms that we've already talked to that they can get the job done very well for a price that we need to have it done for. Meanwhile, we're going to continue to really maintain our level of profit first model, continue to scale down our overhead and keep our overhead very lean and mean.

Lisa Nichols:	We'll continue to have a more simplified catalog so that our consumer can choose where they want to go on our campus easily. We'll continue to make sure that we're growing our social media, that we're growing our exposure and constantly creating opportunities for our fans to become our students. No one knew that we would even need to have these kinds of conversations. If you told me five years ago, I would've laughed. I would've said, "No, not us." But what I'm very proud to say is in the face of the most devastating experience of my business life, the one thing that I thought could possibly really end Motivating the Masses, we hunkered down, we had hard conversations, we made difficult decisions. We were willing to allow our convictions and our convenience to live on different blocks.

Lisa Nichols:	We have been mildly to moderately to significantly inconvenienced over the last three and a half years, all for our conviction, to make sure that Motivating the Masses not only stays, it stands. It stands strong and it moves forward powerfully. I'm proud to say that we're in that position. We're not out of the woods yet. We still have yet another audit ahead of us, but we're prepared for that.

Lisa Nichols:	On the business side, our brand has not been tarnished at all. As a matter of fact, it shines brighter than ever. Our consumers, our students are satisfied and coming back. Our average student stays on our campus over three years and we don't measure the quality of a client by one purchase because we have a life cycle purchase, meaning they're looking for what's next. We've been able to separate the chaos while the back house was crazy and in this darkness and in this very scary place, the front of the house, forward facing to the consumer stayed very focused.

Lisa Nichols:	My team. We couldn't have gotten here without some really amazing, super loyal individuals, who've been like the Wizard of Oz behind the black curtain, pumping the brakes and churning and turning and staying up late and getting up early and traveling and using their own air miles so that we can save money on mileage and using their hotel credit so that we can save money on hotels. It has not simply been just Scott and myself. It has definitely just not been me. It's been an entire team of dedicated people that are committed not only to your investment, but they're committed for us to continue to do what we started out. That one person, poor decision to [fras 00:16:40] does not have enough power to stop us. Thank you for your patience.

Lisa Nichols:	I apologize it has taken us this long and I commit to you that we will continue to grow. We will continue to scale. We'll continue to make the best decision based on the information that we have. Where we err, we will clean it up and when we do well, we will celebrate and the entire journey, we'll keep you informed. If you have any questions based on anything that we've said here, please do not hesitate to email Scott.

Scott Ryder:	At Scott@motivatingthemasses.com.

Lisa Nichols:	On behalf of everyone at Motivating the Masses and on behalf of the students that we serve, and my family, and myself, thank you for your trust. We'll talk to you real soon.